EXHIBIT 23.3

                           INDEPENDENT AUDITOR CONSENT

     We hereby consent to the use in this Amendment No. 1 to the Registration Statement of Asia Properties Investments, Inc. on Form F-4 (Registration No. 333-11892) of our independent audit report dated April 22, 2000 regarding the financial statements of Asia Properties, Inc., for the year ended on December 31, 1998 and 1999, our independent audit report dated April 24, 2000 regarding the financial statements of Northbridge Communities Limited, for the year ended on December 31, 1997, 1998 and 1999, our review report dated July 7, 2000 regarding the financial statements of Asia Properties, Inc. for the first quarter ended on March 31, 1999 and 2000 and our review report dated July 7, 2000 regarding the financial statements of Northbridge Communities Limited, for the first quarter ended on March 31, 1998, 1999 and 2000 which reports appear in the prospectus which is a part of this registration statement, and to the reference to us under the heading "Experts" in the prospectus.


                         /s/ Dickson V. Lee, CPAs, L.L.C.
                         ----------------------------------------------------
                         Dickson V. Lee, Certified Public Accountants, L.L.C.



New  York,  New  York
September  22,  2000



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